UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2014

                                BOOKS-A-MILLION, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20664	63-0798460
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

402 Industrial Lane
Birmingham, Alabama 35211
 (Address of principal executive offices, including zip code)

(205) 942-3737
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On April 25, 2014, Albert C. Johnson, a member of the Board of Directors of Books-A-Million, Inc. (the “Company”), notified the Company that he will not stand for re-election to the Company’s Board of Directors when his term expires at the Company’s 2014 Annual Meeting of Stockholders to be held on May 30, 2014 (the “Annual Meeting”).  Mr. Johnson’s decision not to stand for re-election was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  As set forth in Mr. Johnson’s notice to the Company, his decision not to stand for re-election was based on his decision to retire. Mr. Johnson will continue as a member of the Board of Directors until the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKS-A-MILLION, INC.
By:	/s/ R. Todd Noden
R. Todd Noden Executive Vice President and Chief Financial Officer

Dated: April 29, 2014